UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2006

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX 78701
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 8, 2006, Silicon Laboratories Inc. (“Silicon Laboratories”) issued a press release announcing the appointment of William Bock as senior vice president of finance and administration and chief financial officer, effective as of November 8, 2006.  Mr. Bock served as a director on Silicon Laboratories’ board since the company went public in March 2000 and resigned from the board effective as of November 8, 2006.  From April 2002 until November 2006, Mr. Bock was a partner with CenterPoint Ventures, a venture capital firm. From April 2001 to March 2002, Mr. Bock served as a partner of Verity Ventures, a venture capital firm.  From June 1999 to March 2001, Mr. Bock served as a vice president at Hewlett-Packard. Mr. Bock held the position of president and chief executive officer of DAZEL Corporation, a provider of electronic information delivery systems, from February 1997 until its acquisition by Hewlett-Packard in June 1999.  From October 1994 to February 1997, Mr. Bock served as executive vice president and chief operating officer of Tivoli Systems, a client server software company, which was acquired by IBM in March 1996.  Prior to joining Tivoli, Mr. Bock served as chief financial officer and then senior vice president of sales at Convex Computer Corporation. Mr. Bock also spent nine years in various finance roles at Texas Instruments including vice president and controller of the data systems group.  Mr. Bock is 55 years old and holds a bachelor’s degree in Computer Science from Iowa State University and a master’s degree in Industrial Administration from Carnegie Mellon University.

Mr. Bock replaces Paul Walsh, who was interim chief financial officer and who has been appointed to serve as the vice president of finance and chief accounting officer.

The press release announcing the appointment of Mr. Bock is attached hereto as Exhibit 99.

Silicon Laboratories entered into an employment agreement (the “Employment Agreement”) with Mr. Bock in connection with his appointment.

Under the Employment Agreement, Mr. Bock will receive an annual base salary of $300,000.  The Employment Agreement also provides that Mr. Bock will be eligible to participate in Silicon Laboratories’ 2007 Bonus Plan, with an annual target payout of $300,000.  Upon his commencement of services on November 8, 2006 (the “Start Date”), Mr. Bock will receive a nonstatutory stock option to purchase 250,000 shares of Silicon Laboratories Common Stock under the 2000 Stock Incentive Plan, with an exercise price per share equal to the closing price as reported on the Nasdaq National Market on the Start Date.  The options will be subject to a five-year vesting schedule.  In addition, Mr. Bock will receive an award of 75,000 restricted stock units under the 2000 Stock Incentive Plan which will vest in five annual installments on each anniversary of the Start Date.  In the event of Mr. Bock’s Involuntary Termination for reasons other than Misconduct (as such terms are defined in the Employment Agreement), Mr. Bock would be entitled to severance equal to his annual salary and bonus following his execution of a full general release of claims against Silicon Laboratories.  If such Involuntary Termination for reasons other than Misconduct were to occur following a Change in Control (as defined in the 2000 Stock Incentive Plan), Mr. Bock would become fully vested with respect to the options and restricted stock units.

The foregoing description is subject to, and qualified in its entirety by, the Employment Agreement.  The Employment Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement dated November 1, 2006 between Silicon Laboratories Inc. and William Bock.

99	Press Release of Silicon Laboratories Inc. dated November 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

November 8, 2006	/s/Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr. Vice President of Finance (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated November 1, 2006 between Silicon Laboratories Inc. and William Bock.

99	Press release dated November 8, 2006 of the Registrant